SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  August 6, 2001


                             WELLSTONE FILTERS, INC.
             (Exact name of registrant as specified in its charter)


                              FARALLON CORPORATION
                                  (Former Name)

                                    Delaware
                 (State or other jurisdiction of incorporation)


         0-28161                                                  33-0619264
(Commission File Number)                     (IRS Employer Identification No.)


 712 Kitchawan Road, Ossining, New York                                10562
(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code:  (914) 762-7812
         CIK Number 0001092802



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Item 4.       Change in Accountants.

          The Registrant's former independent accountant Thurman, Shaw & Co., LC ("Thurman, Shaw") resigned from that capacity on August 6, 2001. The report by Thurman, Shaw on the financial statements of the Registrant dated January 12, 2001, including balance sheets as of June 30, 2000 and 1999 and the statements of operations, cash flows and statement of stockholders' equity for the years ended June 30, 2000 and 1999 and the period inception (April 20, 1994) to June 30, 2000 did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During the period covered by the financial statements through the date of resignation of the former accountant, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. On August 6, 2001 the Registrant engaged Tanner + Co. as its new independent accountants. Prior to the engagement of Tanner + Co., the Registrant did not consult with Tanner + Co. on the application of accounting principles to any specific transaction nor the type of audit opinion that might be rendered on the Registrant's or Wellstone, LLC's financial statements. Thurman, Shaw was provided by the disclosure set forth above and provided the Registrant with a letter to the effect that it did not disagree with the above statements as far as they related to Thurman, Shaw. A copy of Thurman Shaw's letter is filed as an exhibit to this Current Report.


          (c)     Exhibits

          16.1    Letter from Thurman, Shaw & Co., LC. Filed herewith.


                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  Augsut 6, 2001                                 WELLSTONE FILTERS, INC



                                                       By: /s/ Learned J. Hand
                                                       Learned J. Hand
                                                       Chief Executive Officer



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